SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary proxy Statement                |_| Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

|X| Definitive proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 INFINITY, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

                                 INFINITY, INC.
                              211 WEST 14TH STREET
                              CHANUTE, KANSAS 66720
                                 (620) 431-6200

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 2004

TO THE SHAREHOLDERS OF INFINITY, INC.:

      Notice hereby is given that the annual meeting of shareholders of Infinity, Inc. will be held at Infinity's principal executive office at 211 West 14th Street, Chanute, Kansas, on June 17, 2004, at 9:00 a.m., Central Time, for the following purposes:

      1. To elect four (4) directors to serve until the 2005 annual meeting of shareholders and until their successors have been duly elected and qualified;

      2.  To approve the 2004 Stock Option Plan;

      3. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C. as independent auditors for the current fiscal year; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only holders of the $.0001 par value common stock of record at the close of business on May 18, 2004, will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof.

      Our annual report to shareholders on Form 10-K, as amended, for the fiscal year ended December 31, 2003 is being mailed with this proxy statement to all of our shareholders, and your board of directors urges you to read it.

      All shareholders, whether or not they expect to attend the annual meeting of shareholders in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    STANTON E. ROSS, PRESIDENT

Chanute, Kansas
May 20, 2004

                                 INFINITY, INC.
                              211 WEST 14TH STREET
                              CHANUTE, KANSAS 66720
                                 (620) 431-6200

                         ------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 2004

                         ------------------------------

                               GENERAL INFORMATION

      This proxy statement is furnished to shareholders of Infinity, Inc. ("Infinity," "we" or "us"), for use at our annual meeting of shareholders to be held at Infinity's principal executive office at 211 West 14th Street, Chanute, Kansas, on June 17, 2004, at 9:00 a.m., Central Time, and at any and all adjournments thereof. It is anticipated that this proxy statement and the accompanying proxy will be mailed to our shareholders on or about May 20, 2004.

      Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of such revocation to Infinity, or by voting in person at the meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Infinity. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in the performance of that task.

      If a shareholder abstains from voting on any matter, we intend to count the abstention as present for purposes of determining whether a quorum is present at the annual meeting for the transaction of business. Additionally, we intend to count broker "non-votes" as present for the purpose of determining the presence or absence of a quorum for the transaction of business. A non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Abstentions will be treated as a vote against that proposal, but non-votes will not be tabulated for purposes of determining whether a proposal has been approved. Unless contrary instructions are indicated on a proxy, the shares of common stock represented by such proxy will be voted FOR proposals 1, 2 and 3.

      All shares represented by valid proxies will be voted in accordance therewith at the meeting. Our annual report on Form 10-K, as amended, for the year ended December 31, 2003, accompanies this proxy statement, but does not constitute part of these proxy soliciting materials.

      All voting rights are vested exclusively in the holders of Infinity's $.0001 par value common stock. Only shareholders of record at the close of business on May 18, 2004, are entitled to notice of and to vote at the meeting or any adjournment thereof. On May 18, 2004, we had 9,396,091 shares of $.0001 par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of directors. Cumulative voting in the election of directors is not permitted.

      A majority of Infinity's outstanding common stock represented in person or by proxy shall constitute a quorum at the meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the number and percentage of shares of Infinity's $.0001 par value common stock owned beneficially, as of May 18, 2004, by any person who is known to Infinity to be the beneficial owner of 5% or more of such common stock, and, in addition, by each director, nominee for director and executive officer of Infinity, and by all directors, nominees for director and executive officers of Infinity as a group. Information as to beneficial ownership is based upon statements furnished to Infinity by such persons. As of May 18, 2004, 9,396,091 shares of our common stock were issued and outstanding.

  Name and Address of         Amount and Nature of      Percent
  Beneficial Owner (1)        Beneficial Ownership      of Class
-------------------------   -------------------------  -----------

Wellington Management              1,010,000              10.8%
Company LLP (2)

Robert O. Lorenz                       5,000               *

Leroy C. Richie (3)                  151,000               1.6%

Stanton E. Ross (4)                1,040,338              10.9%

O. Lee Tawes (5)                     425,400               4.5%

James W. Dean                          2,700               *

Jon D. Klugh (6)                      73,500               *

Stephen D. Stanfield (7)              58,700               *

James A. Tuell                        10,000               *

All directors, nominees            1,766,638              17.9%
for director, and
executive officers
as a group (8 persons) (8)

--------------------

*  The percentage of shares beneficially owned is less than 1%.

(1) The address of these persons, unless otherwise noted, is Infinity, Inc., 211 West 14th Street, Chanute, Kansas 66720.

(2) The address of Wellington Management Company, LLP ("WMC") is 75 State St., Boston, MA 02109. WMC is a registered investment advisor and may be deemed to be the beneficial owner of 1,010,000 of our shares. These shares are owned of record by clients of WMC. One such client, Spindrift Investors (Bermuda) L.P. ("Spindrift"), may be deemed to be the beneficial owner of 550,000 of our shares. Spindrift is a limited partnership and the shares it holds may also be deemed to be beneficially owned by its general partners, Wellington Global Holdings, Ltd and Wellington Global Administrator, Ltd.

(3) Includes 111,000 shares which may be purchased within 60 days under stock options held by Mr. Richie.

(4) Includes 190,000 shares which may be purchased within 60 days under stock options held by Mr. Ross. Mr. Ross has pledged 675,000 shares of Infinity common stock owned by him to support margin loans from brokerage firms in the current amount of approximately $850,000. This arrangement was in place during all of 2003. Under this arrangement, Infinity common stock owned by Mr. Ross could be sold by the brokers to meet margin calls or under certain other conditions.

(5) Includes 35,000 shares held by his wife, and 67,000 shares which may be purchased within 60 days under stock options held by Mr. Tawes.

(6) Includes 73,500 shares which may be purchased within 60 days under stock options held by Mr. Klugh.

(7) Includes 58,700 shares which may be purchased within 60 days under stock options held by Mr. Stanfield.

(8) Includes options to purchase 500,200 shares exercisable within 60 days.


                              CORPORATE GOVERNANCE

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The board of directors held ten formal meetings during the year ended December 31, 2003.

      Audit Committee. Infinity has an Audit Committee, comprised of Robert O. Lorenz, Leroy C. Richie and O. Lee Tawes, which held 4 meetings during 2003. Each of the members of the Audit Committee is independent as defined in the Nasdaq listing standards. The Audit Committee reviews our financial reporting process, system of internal controls, audit process and process for monitoring compliance with applicable law and our code of conduct. The Committee is also responsible for the engagement of, and evaluates the performance of, our independent auditor.

      The board of directors has adopted a written charter for the Audit Committee which is attached to this proxy statement as Appendix A.

      The board of directors has determined that Robert O. Lorenz qualifies as an "Audit Committee Financial Expert" as that term is defined in rules promulgated by the Securities and Exchange Commission and meets the financial sophistication requirements contained in the Nasdaq listing standards.

      Compensation Committee. Infinity has a Compensation Committee, comprised of Messrs. Lorenz, Richie and Tawes, which did not meet during 2003. Each of the members of the Compensation Committee is independent as defined in the Nasdaq listing standards. The responsibilities of the Compensation Committee include evaluating the performance of and approving the compensation of the Chief Executive Officer, periodically reviewing and recommending compensation arrangements for other executive officers and administering Infinity's stock compensation plans.

      The board of directors has adopted a charter for the Compensation Committee, a copy of which is available on Infinity's website at http://www.infinity-res.com. To access our corporate governance materials, click on "Investor Relations."

      Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee, which is comprised of Messrs. Lorenz, Richie and Tawes, was established in March 2004. Each of the members of the Committee is independent as defined in the Nasdaq listing standards. The Corporate Governance and Nominating Committee is responsible for selecting and evaluating potential board of director nominees, overseeing corporate governance issues and reviewing all matters pertaining to fees and retainers paid to directors for service on the board of directors or a board committee.

      The board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on Infinity's website at http://www.infinity-res.com. To access our corporate governance materials, click on "Investor Relations."

      The Corporate Governance and Nominating Committee will receive, review and evaluate director candidates recommended by shareholders. The Committee has adopted written procedures to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be evaluated by the Committee in the same manner as candidates which are not proposed by shareholders. While shareholders may propose director nominees at any time, Infinity must receive the required notice (described below) on or before the date set forth in the prior year's annual proxy statement under the heading "Shareholder Proposals" in order to be considered by the Corporate Governance and Nominating Committee in connection with Infinity's next annual meeting of shareholders.

      Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Corporate Governance and Nominating Committee which identifies the candidate and includes the information described below. The notice shall be sent to the following address:

            Infinity, Inc.
            Attn: Chairman of the Corporate Governance and Nominating Committee c/o Corporate Secretary
            211 West 14th Street
            Chanute, Kansas 66720

The notice shall contain the following information:

      o The name of the nominating shareholders and the address, phone number and e-mail address at which the nominating shareholders can be contacted.

      o Evidence of the number of shares of Infinity's common stock held by the nominating shareholders, a statement of how long the nominating shareholders has held those shares, and a statement that the nominating shareholders will continue to hold those shares at least through our next annual meeting of shareholders.

      o The candidate's full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

      o A statement of the candidate's qualifications and experiences, and any other qualities that the nominating shareholders believe that the candidate would bring to the board.

      o A description of all arrangements or understandings, if any, between the shareholders and the candidate and any other person or persons with respect to the candidate's proposed service on the board.

      o The candidate's resume, which must include at a minimum a detailed description of the candidate's business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors on which the candidate currently serves or on which he or she served in the last ten (10) years, and undergraduate and post-graduate educational information.

      o A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for us to include in our proxy statement under applicable SEC or Nasdaq rules, and (iii) serve as a director if he or she is elected by shareholders.

      o Any additional information that the nominating shareholder believes is relevant to the Committee's consideration of the candidate.

      A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to Infinity. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors, as well as his or her business experience, or specialized skills or experience. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. The Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

COMMUNICATION WITH SECURITY HOLDERS

      Infinity has established a process for security holders to send communications to the board of directors. A description of the procedure for sending communications to the board is available on Infinity's website at http://www.infinity-res.com. To access our corporate governance materials, click on "Investor Relations."

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

      All members of the board of directors are encouraged, but not required, to attend the annual meeting of shareholders. All four of Infinity's directors attended the 2003 annual meeting of shareholders.

CODE OF ETHICS

      Infinity has adopted a code of ethics that applies to the directors, senior executive and financial officers, and other executive officers. In addition, Infinity has adopted a code of ethics and business conduct which applies to all employees. The code of ethics for directors and officers and the code of ethics and business conduct for employees are available on Infinity's website at http://www.infinity-res.com. To access our corporate governance materials, click on "Investor Relations."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Infinity's directors, executive officers and persons who own more than ten percent of a registered class of Infinity's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Infinity. Directors, executive officers and greater-than-ten-percent shareholders are required by Commission regulations to furnish Infinity with copies of all Section 16(a) forms that they file.

      Based solely on the written and oral representations of its directors and executive officers and a review of copies of the reports that were filed with the Commission, Infinity believes that all filing requirements pursuant to
Section 16(a) were complied with during 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following tables set forth information regarding executive compensation for Infinity's President and Chief Executive Officer and each other executive officer who received compensation in excess of $100,000 during the year ended December 31, 2003, the year ended December 31, 2002, the nine-month transition period ended December 31, 2001, and the fiscal year ended March 31, 2001.

                                                   SUMMARY COMPENSATION TABLE

                                                         Annual                          Long-Term
                                                       Compensation                    Compensation
                                            ----------------------------------    ------------------------
                                                                     Other        Restricted
                                                                     Annual        Security     Securities     All Other
                                            Salary     Bonus      Compensation      Awards      Underlying    Compensation
Name and Principal Position       Year       ($)        ($)           ($)             ($)      Options (#)       ($)(1)
----------------------------      ----       ---        ---           ---             ---      -----------       ------
Stanton E. Ross,                  2003     $110,000        --       $16,965(2)         --             --        $1,005
  President and Chief             2002     $110,000   $41,234       $91,186(3)         --         50,000        $1,005
    Executive Officer             2001(4)  $75,384    $30,000            --            --         50,000        $1,005
                                  2001     $80,000    $40,000            --            --         50,000        $1,083
                                                                                        --
Jon D. Klugh,                     2003     $76,300         --        $9,600(5)         --             --          $915
    Chief Financial Officer       2002     $70,123    $21,000        $9,962(5)         --         13,500          $915

Phillip S. Winner                 2003     $107,760        --            --            --         10,000            --
    Executive Vice
    President-Corporate
    Development(6)

-----------------
(1) Represents premiums paid on life insurance policies for Mr. Ross' benefit and for Mr. Klugh's benefit.

(2) Includes $10,720 for personal use of company aircraft which was reported as taxable income.

(3) Includes $72,662 paid for reimbursement of taxes paid on exercise of non-qualified stock options.

(4) Transition period ended December 31, 2001.

(5) Represents an automobile allowance.

(6) Mr. Winner commenced employment on approximately May 1, 2003 and terminated employment in March 2004.

                                                OPTION GRANTS IN LAST FISCAL YEAR

                              Number of                                                      Potential Realizable Value
                             Securities       Percent of          Individual Grants          At Assumed Annual Rates of
                             Underlying     Total Options   ----------------------------      Share Price Appreciation
                               Options        Granted to     Exercise or                           for Option Term
                               Granted       Employees in     Base Price     Expiration     ----------------------------
          Name                   (#)         Fiscal Year        ($/Sh)          Date           5%($)          10%($)
--------------------------  --------------  ---------------  -------------   ------------   -------------  -------------
Stanton E. Ross                     --            --             --               --             --                 --

Jon D. Klugh                        --            --             --               --             --                 --

Phillip S. Winner(1)            10,000           100%             8.75         5/21/2008         --            $13,500

-----------------
(1) These options have since been forfeited pursuant to a termination clause in the stock option plan.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END OPTION VALUES

                                                              Number of Securities
                                                             Underlying Unexercised           Value of Unexercised
                              Shares                       Options At Fiscal Year-end        In-the-money Options At
                             Acquired                                  (#)                     Fiscal Year-end ($)
                            on Exercise       Value       ------------------------------  ------------------------------
          Name                  (#)        Realized ($)    Exercisable   Unexercisable     Exercisable    Unexercisable
-------------------------   ------------   -------------   -----------   -------------     -----------    -------------
Stanton E. Ross                 --             --              230,000              --        $182,480               --
Jon D. Klugh                    --             --               73,500              --         $22,800               --
Phillip S. Winner(1)            --             --                5,000           5,000              --               --

-----------------
(1) These options have since been forfeited pursuant to a termination clause in the stock option plan.


      Infinity has no employment agreements with any of its executive officers.

      Members of the board of directors who are not employees of Infinity receive a fee of $5,000 per quarter. They are also entitled to reimbursement of reasonable travel expenses incurred by them in attending Board meetings.

      Infinity has no retirement, pension, profit sharing or other plans covering its officers and directors except as disclosed below and except for a 401(k) Plan to which Infinity made no contributions prior to December 31, 2003. On January 1, 2004, Infinity began matching employee contributions on a dollar for dollar basis up to 4% of the employee's gross salary. All employees of Infinity and its subsidiaries, including the named executive officers, who have been employed for a minimum of ninety days are eligible to participate in the 401(k) Plan.

STOCK OPTION PLANS

      Over the past twelve years, we have established several stock option plans which allow the board to grant stock options from time to time to Infinity's employees, officers, directors and consultants. Other than the number of shares authorized under each plan, the plans are identical. Pursuant to the stock option plans, the board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Incentive Stock Options may be granted only to persons who are employees or officers of Infinity. Vesting provisions are determined by the board at the time the options are granted. Each of the plans may be amended by the board of directors at any time, provided that the board may not amend any plan to materially increase the benefits accruing to participants under the plan, or materially change the eligible classes of participants without shareholder approval.

      The table below sets forth the name of each of our stock option plans, the date each plan was approved by shareholders, the number of options outstanding under each plan and the exercise price of outstanding options:

                                Date of Shareholder     Options Outstanding At       Exercise Price
       Name of Plan                   Approval            December 31, 2003            ($/Share)
                                -------------------     ----------------------      ---------------
1992 Stock Option Plan(1)            March 1992                 2,000                    $3.00
1999 Stock Option Plan              October 1999                62,000                   $1.50
2000 Stock Option Plan               July 2000                 120,500               $1.50 to $3.00
2001 Stock Option Plan               July 2001                 224,800              $3.815 to $5.00
2002 Stock Option Plan               June 2002                 304,000                   $5.00
2003 Stock Option Plan               June 2003                 313,000               $8.70 to $8.75

-----------------
(1) The 1992 Stock Option Plan has expired and no additional options may be issued under this plan.


      On April 16, 2004, the board of directors adopted, subject to shareholder approval, a stock option plan (the "2004 Plan"). The 2004 Plan is being presented to shareholders for approval at the June 17, 2004 annual meeting of shareholders. See "Proposal No. 2 - Approval of 2004 Stock Option Plan."

CURRENT EXECUTIVE OFFICERS

      The following table sets forth the name and age of each of our executive officers, indicating all positions and offices with Infinity presently held, and the period during which each person has served as a officer:

        Name             Age           Positions and Offices Held
---------------------   ------   ---------------------------------------------------
Stanton E. Ross          42      President, Treasurer and Director since March 1992

Jon D. Klugh             41      Chief Financial Officer and Secretary

Stephen D. Stanfield     48      President of Consolidated Oil Well Services, Inc.

James A. Tuell           44      President of Infinity Oil & Gas of Wyoming, Inc.

James W. Dean            37      Vice President, Strategic and Corporate Development

      Set forth below are the names of all executive officers of Infinity, all positions and offices with Infinity held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

      STANTON E. ROSS. Mr. Ross has been President, Treasurer and a director of Infinity since March 1992, and serves as an officer and director of each of Infinity's subsidiaries. For a detailed description of Mr. Ross' business experience, see "Proposal No. 1 - Election of Directors."

      JON D. KLUGH. Mr. Klugh has been Infinity's Chief Financial Officer since September 1999, and its Secretary since October 1999. He also serves as an officer of each of Infinity's subsidiaries. Prior to joining Infinity, Mr. Klugh was the Manager of Regulatory Reporting and had supervisory responsibility for operating processes and procedures with Continental Resources, Inc., a privately held, independent oil and gas company located in Enid, Oklahoma, from March 1996 until September 1999. From April 1994 until March 1996, Mr. Klugh worked for Koch Exploration Company, an oil and gas exploration company in Wichita, Kansas. Mr. Klugh began his career at Conoco, Inc., an integrated, international energy company based in Houston, Texas in 1985, and worked in various accounting, finance and regulatory positions until joining Koch Exploration Company in 1994. Mr. Klugh received a B.A. Degree, with an emphasis in Accounting, from Southwestern College, Winfield, Kansas, in 1985.

      STEPHEN D. STANFIELD. Mr. Stanfield has been the Chief Operating Officer of Consolidated Oil Well Services, Inc., a wholly-owned subsidiary of Infinity, Inc., since October 2000 and in March 2004 was promoted to President of Consolidated Oil Well Services, Inc. Prior to joining Infinity, Mr. Stanfield was an Assistant Manager with Crude Marketing Inc. from February 2000 to October 2000. Crude Marketing Inc. buys, transports and sells crude oil in eastern Kansas and northeastern Oklahoma. From 1990 to February 2000, Mr. Stanfield was employed with EOTT Energy, which was based in Houston, Texas. Mr. Stanfield served as Operations Coordinator for the Mid-Continent Region and was responsible for coordinating crude oil transportation in a nine state area.
Mr. Stanfield began his career in the oil and gas industry in 1981 with American Fracmaster Inc., which was headquartered in Oklahoma City, Oklahoma. He served as a Service Supervisor, Operations Manager, and Sales Representative at the company's Chanute, Kansas and Bartlesville, Oklahoma facilities. He was employed with them until they sold the eastern Kansas operation to Eastern Frac Inc. and remained with that company until 1988. Mr. Stanfield served with the United States Air Force from 1976 to 1980.

      JAMES A. TUELL. Mr. Tuell has been the President of Infinity Oil & Gas of Wyoming, Inc., a wholly-owned subsidiary of Infinity, Inc., since February 1, 2004. Prior to joining Infinity Oil & Gas of Wyoming, Inc., Mr. Tuell owned and operated an accounting and finance consultancy which served Infinity and numerous other independent energy companies from November 2001 to February 2004. Between July 2001 and November 2001, Mr. Tuell was not employed. From 1996 through July 2001, Mr. Tuell served as Controller and Chief Accounting Officer of Basin Exploration, Inc. From 1994 through 1996, he served as Vice President and Controller of Gerrity Oil & Gas Corporation. Mr. Tuell was employed by the independent accounting firm of Price Waterhouse from 1981 through 1994, most recently as a Senior Audit Manager. He earned a B.S. in accounting from the University of Denver and is a certified public accountant.

      JAMES W. DEAN. Mr. Dean has been Infinity's Vice President, Strategic and Corporate Development since March 2004. Prior to joining Infinity, Mr. Dean was an investment banker with First Albany Capital, Inc. from September 2000 to March 2004, with clients and transactional experience focused in the energy industry, primarily related to oil and gas exploration and production. From January 2000 to September 2000, Mr. Dean worked as an independent consultant in the high-tech industry. From 1996 to January 2000, Mr. Dean worked for Key Energy Services, Inc., a publicly-traded oilfield service firm, most recently as Vice President of Financial Planning and Analysis and, prior to that, Manager of Financial Planning and Analysis. From 1991 to 1996, Mr. Dean worked in energy corporate finance for Rauscher Pierce Refsnes, Inc., now RBC Capital Markets, and worked for Petrie Parkman & Co. in its mergers and acquisitions group in 1996. Mr. Dean began his career in 1990 at Price Waterhouse, LLP, now PricewaterhouseCoopers, in its tax department. Mr. Dean received a B.A. in economics and managerial studies from Rice University.

      Infinity's executive officers hold office until the next annual meeting of the directors of Infinity which is currently scheduled for June 17, 2004. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors or nominees was selected as an officer or director or nominee for director of Infinity.

PERFORMANCE GRAPH

      The following graph presents a comparison of the yearly percentage change in the cumulative total return on the Common Stock over the period from December 31, 1998 to December 31, 2003, with the cumulative total return of the Nasdaq Composite Index and of the American Stock Exchange Natural Resource Industry Index of publicly traded companies over the same period. The graph assumes that $100 was invested on December 31, 1998, in the Common Stock at the closing market price at the beginning of this period and in each of the other two indices and the reinvestment of all dividends, if any.

      Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.


                            [GRAPHIC OBJECT OMITTED]

                           Percent of 12/31/98 Price

                                          Dec-98    Dec-99    Dec-00    Dec-01    Dec-02    Dec-03
Infinity                                  100.0      70.0     244.8     430.0     660.8     315.2
NASDAQ Composite Index                    100.0     185.6     112.7      89.0      60.9      91.4
AMEX Natural Resource Industry Index      100.0     135.7     189.9     154.0     169.7     251.7


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Infinity's wholly-owned subsidiary, Consolidated Oil Well Services, Inc., has a credit facility with an outstanding balance of approximately $1.4 million at December 31, 2003. Of this amount, $1,000,000 has been guaranteed by Stanton E. Ross, our President and CEO.

      Mr. Tawes, one of our directors, is currently a shareholder, and in 2003 was a partner, in the investment banking firm C.E. Unterberg Towbin. During 2003, C.E. Unterberg assisted Infinity in placing $1 million in 12% unsecured notes due April 16, 2004. For these services, Infinity issued to C.E. Unterberg on April 17, 2003, five year warrants to purchase 52,500 shares of Infinity common stock at an exercise price of $8.75 per share. The 12% notes were repaid in July 2003.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee is currently comprised of Robert O. Lorenz, Leroy C. Richie and O. Lee Tawes. Mr. Lorenz joined the board in 2004. During 2003, George R. Jones, who resigned as a director effective December 31, 2003, served on the Compensation Committee. The Committee is responsible for establishing and administering the compensation philosophy, policies, and plans for our non-employee directors and executive officers.

      Infinity's executive compensation philosophy is that compensation should largely be tied to our performance and the sustained creation of shareholder value. Infinity's compensation programs also are designed to encourage share ownership. Infinity believes that share ownership effectively aligns the interests of executives with those of our shareholders.

      In determining compensation levels for 2003, the Compensation Committee conducted a subjective evaluation of each officer's performance and contributions to Infinity and also considered Infinity's past performance, future prospects and long-term growth potential. Our executive compensation program consists of three principal components: base salary, stock option awards and discretionary bonus awards. These components are described below:

      Base Salary. Executive salaries were established initially at levels consistent with the salaries of industry peers of similar size and growth prospects. The Committee considered the factors listed above, as well as increases in the cost of living as reported in various indices, in setting the level of base salary in 2003.

      Stock Option Awards. Infinity has several stock options plans under which executive officers may be granted options to purchase Infinity's common shares. In 2003, the board of directors issued a stock option grant to a newly-hired executive officer consistent with our compensation philosophy of aligning the interests of executives with those of our shareholders and encouraging share ownership by executives. In determining the specific grants for 2003, the Committee considered the factors listed above as well as Infinity's need to attract and retain key officers.

      Discretionary Bonus Awards. During 2003, based on the recommendations of management and the financial condition of Infinity, no discretionary bonuses were awarded.

      Chief Executive Officer's 2003 Compensation. Mr. Ross' base salary for 2003 was $110,000, unchanged from 2002. In establishing Mr. Ross' salary for 2003, the Committee considered the factors listed above, as well as Infinity's financial condition.

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive officer and four other most highly compensated executive officers. We believe that the limitation has no impact on us with respect to fiscal year 2003.

      Submitted by the Compensation Committee:

            Leroy C. Richie
            O. Lee Tawes

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the board of directors currently consists of Robert O. Lorenz, Leroy C. Richie, and O. Lee Tawes, each of whom is independent as defined in the Nasdaq listing standards. Mr. Lorenz joined the board in January 2004. During 2003, George R. Jones, who resigned as a director effective December 31, 2003, served on the Audit Committee. The Audit Committee operates pursuant to a charter which was approved and adopted by the board. The Audit Committee, on behalf of the board, oversees Infinity's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements and the footnotes thereto in Infinity's annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2003, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements. The Audit Committee held four meetings during the year ended December 31, 2003.

      Infinity's outside independent public accountants, Ehrhardt Keefe
Steiner & Hottman, P.C., are responsible for expressing an opinion on the conformity of Infinity's audited consolidated financial statements in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of Infinity's accounting principles and such other matters as are required to be discussed by the Audit Committee with Infinity's independent public accountants under Statement on Auditing Standards 61, as amended. Infinity's independent public accountants have expressed the opinion that Infinity's audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

      The Audit Committee discussed with Infinity's independent public accountants their independence from management and Infinity, and received from them the written disclosures and the letter concerning the independent accountants' independence required by the Independence Standard Board Standard No. 1.

      The Audit Committee discussed with Infinity's independent public accountants the overall scope and plans of the audit. The Audit Committee met with the independent public accountants to discuss the results of their audit, their evaluations of Infinity's internal controls and the overall quality of Infinity's financial reporting.

      In reliance on the review and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the Report on Form 10-K for the year ended
December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the board the selection of Ehrhardt Keefe Steiner & Hottman, P.C. to serve as Infinity's independent public accountants for the fiscal year ending December 31, 2004.

      Submitted by the members of the Audit Committee:

            Robert O. Lorenz
            Leroy C. Richie
            O. Lee Tawes

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003, with respect to shares of Infinity's Common Stock that may be issued under equity compensation plans:

                                                                                                 Number of securities
                                       Number of securities                                    remaining available for
                                         to be issued upon       Weighted-average exercise      future issuance under
                                            exercise of            price of outstanding       equity compensation plans
                                       outstanding options,        options, warrants and        (excluding securities
                                        warrants and rights               rights               reflected in column (a))
           Plan Category                        (a)                         (b)                          (c)
------------------------------------  ------------------------  ----------------------------  ---------------------------
Equity compensation plans approved             1,026,300                  $5.25                          95,720
by security holders

Equity compensation plans not                          -                   -                                  -
approved by security holders
                                      ------------------------  ----------------------------  ---------------------------
Total                                          1,026,300                  $5.25                          95,720
                                      ========================                                ===========================

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Compensation Committee in 2003, George R. Jones, Leroy C. Richie and O. Lee Tawes, has ever been an officer or employee of Infinity or its subsidiaries. All relationships between these directors and Infinity required to be disclosed have been disclosed elsewhere in this proxy statement.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      Infinity's board of directors is comprised of four directors. The board of directors has nominated for election as directors Messrs. Ross, Richie, Tawes and Lorenz all of whom are current members of the board of directors. The directors will hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The person named as "proxy" in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the board of directors.

      The following table sets forth the name and age of each director, indicating all positions and offices with Infinity presently held, and the period during which each person has served as a director:


                                     Positions and offices held and
        Name             Age               term as a director
---------------------   ------   --------------------------------------------------
Stanton E. Ross          42      President, Treasurer and Director since March 1992

Leroy C. Richie          62      Director since June 1999

O. Lee Tawes             56      Director since July 2001

Robert O. Lorenz (1)     57      Director since January 2004

------------------
(1) Effective December 31, 2003, Mr. George R. Jones resigned as a director of Infinity, Inc. The board of directors selected Robert O. Lorenz to fill the vacancy on the board of directors until the next annual meeting of shareholders.

      There is no family relationship between any director or executive officer of Infinity.

      The board of directors has determined that Messrs. Lorenz, Richie and Tawes are independent as defined in the Nasdaq listing standards.

      Set forth below are the names of all directors and nominees for director of Infinity, all positions and offices with Infinity held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

      STANTON E. ROSS. Mr. Ross has been President, Treasurer and a director of Infinity since March 1992, and serves as an officer and director of each of Infinity's subsidiaries. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc. which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager.

      LEROY C. RICHIE. Mr. Richie has been a director of Infinity since June 1, 1999. Since September 2000, he has been Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. From September 1998 to April 1999 he was President of Intrepid World Communications. From January 1998 to September 1998, Mr. Richie reviewed business opportunities and served as Chairman of H.P. Devco and Vice Chairman of Detroit Economic Growth Corp. and Detroit Medical Center. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company's automotive operations from 1986 to 1997. Before joining Chrysler, he served as director of the New York office of the Federal Trade Commission. He has been a member of the board of directors of Kerr-McGee Corporation since 1998 and has served on the compensation committee of the board of directors of that company since January 1, 2003. He has also been a member of the board of directors of J.W. Seligman & Co. since 2000. Mr. Richie received a B.A. from City College of New York and a J.D. from the New York University School of Law.

      O. LEE TAWES, III. Mr. Tawes has been a director of Infinity since
July 16, 2001. He joined C.E. Unterberg Towbin, an investment banking firm, in November 1999 as a Managing director and director of Equity Research. He is also a member of the Management and Commitment Committees of that firm, and is Head of the Investment Policy Committee. From 1991 through 1999 he was director of Equity Research and Chairman of the Stock Selection Committee at CIBC World Markets (formerly Oppenheimer & Co. Inc.). From 1979 to 1990, he was a food analyst and diversified company analyst at Oppenheimer & Co., and from 1972 to 1979 he was a food analyst at Goldman Sachs & Co. He was named to the Institutional Investor All America Team five times. He currently also serves as a director of Baywood International, Inc. Mr. Tawes is a graduate of Princeton University and received his M.B.A. from the Darden School at the University of Virginia.

      ROBERT O. LORENZ. Mr. Lorenz has been a director of Infinity since
January 1, 2004. Mr. Lorenz is a former partner of Arthur Andersen LLP. He served as the managing partner of the Arthur Andersen Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000. He retired from Arthur Andersen in 2002. He currently serves as a director of Panhandle Royalty Company. Mr. Lorenz is a certified public accountant and holds a bachelor's degree in business administration.

      The affirmative vote of the holders of a majority of the common stock represented and entitled to vote at the annual meeting is required for the election of directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF STANTON E. ROSS, ROBERT O. LORENZ, LEROY C. RICHIE AND O. LEE TAWES.

                                 PROPOSAL NO. 2
                       APPROVAL OF 2004 STOCK OPTION PLAN

      At the annual meeting, shareholders will be asked to approve the 2004 Stock Option Plan (the "2004 Plan"), which was adopted, subject to shareholder approval, by the board of directors in April 2004. The 2004 Plan is attached hereto as Appendix B and the following description is qualified in its entirety by reference to the 2004 Plan.

      As described in the table on page 8 of this proxy statement, Infinity has existing stock option plans under which stock options may be granted to employees, directors and consultants. If the 2004 Plan is approved by shareholders, Infinity contemplates that future awards may be granted under the 2004 Plan or under any or all of the other unexpired plans.

DESCRIPTION OF THE 2004 STOCK OPTION PLAN

      The purposes of the 2004 Plan are to provide long-term incentives to Infinity's officers, directors, employees and consultants to exert maximum efforts for the success of Infinity and to attract and retain the services of key individuals. The 2004 Plan provides for an aggregate of four hundred ten thousand (410,000) shares of common stock ("Common Stock") to be initially available for issuance. Based on the closing price of our Common Stock on May 13, 2004 of $3.80, the market value of the four hundred ten thousand shares was $1,558,000. The 2004 Plan will be terminated no later than June 17, 2014.

      The 2004 Plan permits the award of stock options to any employee, officer, director or consultant of Infinity. Infinity currently has four directors and approximately 107 full-time employees.

      The 2004 Plan will be administered by the board of directors, or one or more committees appointed by the board of directors. (The appropriate acting body, be it the board of directors or a committee within its delegated authority is referred to in this proposal as the "Administrator"). Subject to the terms of the 2004 Plan, the Administrator determines the persons to whom stock options are granted, the number of shares granted, the vesting schedule, if any, and the type of consideration to be paid to Infinity upon the exercise of the stock option.

      The Administrator may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options ("NSOs"). ISOs may be granted only to persons who are employees of Infinity while NSOs may also be granted to persons who are directors or consultants. Each option must be granted at an exercise price of no less than 100% of the fair market value of the Common Stock on the date of the grant. The exercise price of ISOs which are granted to a holder of more than 10% of the Common Stock must be equal or greater than 110% of fair market value. Any option granted under the 2004 Plan generally must have a term no greater than ten years but the term of an ISO granted to a holder of more than 10% of the Common Stock cannot exceed five years.

      The board of directors may, at any time and from time to time, amend the 2004 Plan in any respect provided that no such amendment may become effective without approval of the shareholders if shareholder approval is necessary to satisfy statutory or regulatory requirements or if the board determines that shareholder approval is otherwise necessary or desirable. No amendment shall adversely affect any option holder's rights and obligations with respect to outstanding stock options under the 2004 Plan without the consent of such award holders.

      Any future benefits under the 2004 Plan will depend on Infinity's performance and decisions of the Administrator regarding the granting of stock options as well as the fair market value of the Common Stock at various future dates. As a result, it is not possible to determine the benefits that will be received by directors, employees and consultants if the 2004 Plan is approved by the shareholders.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a general summary of the federal income tax consequences that may apply to recipients of the options under the 2004 Plan. BECAUSE APPLICATION OF THE TAX LAWS VARIES ACCORDING TO INDIVIDUAL CIRCUMSTANCES, A PARTICIPANT SHOULD SEEK PROFESSIONAL TAX ADVICE CONCERNING THE TAX


                                      -15

CONSEQUENCES OF HIS OR HER PARTICIPATION IN THE 2004 PLAN, INCLUDING THE POTENTIAL APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND ESTATE AND GIFT TAX CONSIDERATIONS.

      Incentive Stock Options. A participant who is granted an ISO recognizes no taxable income when the ISO is granted. Generally, a participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes, but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax ("AMT") purposes (see below). A participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the option. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If the participant disposes of the shares before the required holding periods have elapsed (a "disqualifying disposition"), the participant is taxed as though he or she had exercised an NSO, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of the original spread upon exercise or the excess of the amount realized in the sale of the stock over the original option price. We will not be entitled to a deduction with respect to the ISO or the ISO shares.

      Alternative Minimum Tax. The exercise of an ISO may result in tax liability under the AMT. The AMT provides for additional tax equal to the excess, if any, of (a) 26% or 28% of "alternative minimum taxable income" in excess of a certain exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were an NSO, so the difference between the fair market value of the shares on the date of exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value on the date of exercise for subsequent AMT purposes. Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person's circumstances. Each holder of an ISO is cautioned to determine the effect, if any, of an ISO exercise before it is made.

      Nonqualified Stock Options. The tax treatment of NSOs differs significantly from the tax treatment of ISOs. No taxable income is recognized when an NSO is granted but, upon the exercise of an NSO, the difference between the fair market value of the shares underlying the option on the date of exercise (or up to 6 months later if the option is subject to Section 16(b) of the Securities Exchange Act of 1934) and the exercise price is taxable as ordinary income to the recipient and is generally deductible by Infinity. The recipient will have a tax basis in the shares equal to the fair market value on the date of exercise and the holding period for the shares will begin on the day after the date the option is exercised. For long-term capital gain treatment, the shares must be held for more than one year.

      Withholding. Infinity may be required to withhold federal, state or local taxes in connection with any share option or other award under the 2004 Plan, including, but not limited to, withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses Infinity for such amount.

      Change of Control. If there is an acceleration of the exercisability of options upon a change of control, all or a portion of the accelerated awards may constitute "excess parachute payments" under Section 280G of the Code. Generally an employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the change of control and Infinity is not entitled to a deduction for such excess amount.

      This summary of the federal income tax consequences of the 2004 Plan is based on present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

      Approval of the 2004 Plan will require the affirmative vote of the holders of a majority of the Common Stock of Infinity represented in person or by proxy at the meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INFINITY'S SHAREHOLDERS VOTE FOR APPROVAL OF THE 2004 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The independent accounting firm of Ehrhardt Keefe Steiner & Hottman, P.C. audited the consolidated financial statements of Infinity for the year ended December 31, 2003, and has been recommended by the board of directors pursuant to the recommendation of the Audit Committee to serve as our independent accountants for the current fiscal year. At the direction of the board of directors, this appointment is being presented to the shareholders for ratification or rejection at the annual meeting of shareholders. If the shareholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., the Audit Committee may reconsider, but will not necessarily change, its recommendation.

      We expect that representatives of Ehrhardt Keefe Steiner & Hottman, P.C., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. We also expect that the representatives will be available to respond to appropriate questions from shareholders.

      Our previous auditor, Sartain Fischbein & Co. was dismissed as our independent auditor on January 24, 2002. The reports on our financial statements for the fiscal years ended March 31, 2001 and 2000 prepared by Sartain
Fischbein & Co. did not contain any adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. In connection with the prior audits for the fiscal years ended March 31, 2001 and 2000, and from March 31, 2001 to January 25, 2002, there were no disagreements with Sartain Fischbein & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The decision to change accountants was not considered separately by the Audit Committee but each member of the Audit Committee approved the decision.

AUDITOR FEES (1)

      Ehrhardt Keefe Steiner & Hottman, P.C. billed Infinity the following fees for services provided during the last two fiscal years.

                                                    2003           2002
                                                -----------    ------------
Audit fees (2)                                    $102,367      $   69,805
Audit-related fees (3)                               4,282          18,705
Tax fees (4)                                         9,100           8,500
All other fees (5)                                  36,460          12,981
                                                -----------    ------------
      TOTAL FEES                                  $152,209      $  109,991
                                                ===========    ============
------------------

(1) This presentation of auditor fees is different from the disclosure provided in the Annual Report on Form 10-K for the year ended December 31, 2003. This disclosure corrects a misclassification among several fee categories and discloses the "Audit Fees" performed for each year's audit, rather than the year during which the services were performed.

(2) Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of quarterly financial statements. This category includes fees for all services rendered in performance of the annual audit for the period indicated, including services performed after the fiscal year end.

(3) Audit-related fees include reviews of earnings releases and services performed during the period indicated in connection with the filing of various registration statements with the Securities and Exchange Commission.

(4) Tax fees include fees for services rendered during the period indicated in connection with the preparation of our tax returns in the United States.

(5) All other fees include services rendered during 2003 in consultation on general corporate matters. For 2003, this category also includes consultations performed in connection with certain proposed transactions and Infinity's financial restructuring.


      The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to a Committee member or a subcommittee, and any such member or subcommittee shall report any decisions to the full Committee at its next scheduled meeting. One-hundred percent of the services provided under the caption "Audit-Related Fees," "Tax Fees" and "All Other Fees" were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

      In connection with the audit of the consolidated financial statements for the year ended December 31, 2003, approximately 65% of the hours expended by the principal accountant on the audit engagement were performed by persons other than the principal accountant's full-time permanent employees.

      The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting will be required to ratify the selection of Ehrhardt Keefe Steiner & Hottman, P.C. as Infinity's independent auditors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN, P.C. AS INFINITY'S INDEPENDENT AUDITORS.

OTHER BUSINESS

      As of the date of this proxy statement, management of Infinity is not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

SHAREHOLDER PROPOSALS

      Shareholders may present proposals for shareholder actions in the proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Infinity's action in accordance with the proxy rules. Shareholder proposals prepared in accordance with the proxy rules must be received at the offices of Infinity, 211 West 14th Street, Chanute, Kansas 66720, no later than January 21, 2005, in order to be included in the proxy statement and proxy relating to the 2005 annual meeting of shareholders.


                                       STANTON E. ROSS, PRESIDENT

Chanute, Kansas
May 20, 2004

                                 INFINITY, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Stanton E. Ross and Jon D. Klugh with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote as designated below, all the shares of common stock of Infinity, Inc. held of record by the undersigned at the close of business on May 18, 2004, at the annual meeting of shareholders to be held on June 17, 2004, or any adjournment thereof, hereby revoking all former proxies.

      1.   Election of directors:

      |_|  FOR all nominees listed below (except as marked to the contrary)

      |_|  WITHHOLD authority to vote for all the nominees listed below:

                Stanton E. Ross              Leroy C. Richie
                Robert O. Lorenz             O. Lee Tawes

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CROSS OUT THAT NOMINEE'S NAME ABOVE.

      2.   Approval of the 2004 Stock Option Plan.

      |_|  FOR              |_|  AGAINST              |_| ABSTAIN

      3. The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., as Infinity's independent auditors.

      |_|  FOR              |_|  AGAINST              |_| ABSTAIN

      4. To transact such other business as may properly come before the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

      SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

      The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders, proxy statement and annual report.

      Dated:  _____________, 2004.



                                       _______________________________________

                                       _______________________________________
                                       Signature(s) of Shareholder(s)

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFINITY, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.
THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                      APPENDIX A


                                 INFINITY, INC.

                             -----------------------

                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

                            AS ADOPTED MARCH 16, 2004

      There shall be a Committee of the Board of Directors (the "Board") of Infinity, Inc., a Colorado corporation (the "Company"), to be known as the Audit Committee (the "Committee") whose membership, authority and responsibilities shall be as set out in this amended and restated audit committee charter. The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through overseeing management's conduct of the Company's accounting and financial reporting process and systems of internal accounting and financial controls; selecting, retaining and monitoring the independence and performance of the Company's outside auditors, including overseeing the audits of the Company's financial statements, and approving any non audit services; and providing an avenue of communication among the outside auditors, management and the Board.

MEMBERSHIP

      1. The Committee shall have at least three (3) members at all times, each of whom must be a member of the Board and must be independent as required by applicable law and applicable stock exchange listing rules (the "Listing Rules"). A member of the Committee shall be considered independent if (a) he or she is not an employee of the Company; (b) he or she does not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than in connection with serving on the Committee, any other Board committee or as a member of the Board; (c) he or she is not an "affiliated person" of the Company or any Company subsidiary as defined by rules of the Securities and Exchange Commission ("SEC"), including rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Listing Rules; (d) he or she has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (e) he or she meets all other requirements for independence imposed by law and the Listing Rules from time to time.

      2. All members of the Committee shall have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements from the time of their respective appointments to the Committee. In addition, members may be required to participate in continuing education if required by applicable law or the Listing Rules.

      3. At least one member of the Committee shall be a "financial expert" as defined by Item 401(h) of Regulation S-K, unless otherwise determined by the Board, and at least one member shall meet the financial sophistication standards under the Listing Rules.

      4. Each member of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall be replaced by the Board, resigns from the Committee, or resigns from the Board.

MEETINGS

      1. The Committee shall meet as frequently as required, but no less than four times annually and at least quarterly. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting and shall preside over meetings of the Committee. In the absence of the chairperson, the Committee shall select a chairperson for that meeting. A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members present at a meeting where a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent of its members. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

      2. The Committee shall, through its chairperson, report regularly to the Board following the meetings of the Committee, addressing such matters as the quality of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the outside auditors, the performance of any internal audit function and other matters related to the Committee's functions and responsibilities.

      3. The Committee shall at least annually meet separately with the Company's chief executive officer, the Company's chief financial officer and the Company's outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

RESPONSIBILITIES, DUTIES AND POWERS

      1. The Committee's principal responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements, and the Company's outside auditors are responsible for auditing and/or reviewing those financial statements. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

      2. The designation or identification of a member of the Committee as a "financial expert" does not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

      3. The Committee's specific responsibilities and powers are as set forth below.

      GENERAL DUTIES AND RESPONSIBILITIES

      o Periodically review with management and the outside auditors the applicable law and the Listing Rules relating to the qualifications, activities, responsibilities and duties of audit committees and compliance therewith, and also take, or recommend that the Board take, appropriate action to comply with such law and rules.

      o Review and evaluate, at least annually, the adequacy of this charter and make recommendations for changes to the Board.

      o Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      o Retain, at the Company's expense, independent counsel, accountants or others for such purposes as the Committee, in its sole discretion, determines to be appropriate to carry out its responsibilities.

      o Prepare annual reports of the Committee for inclusion in the proxy statements for the Company's annual meetings.

      o Investigate any matter brought to its attention related to financial, accounting and audit matters and have full access to all books, records, facilities and personnel of the Company.

      o Undertake such additional responsibilities as from time to time may be delegated to it by the Board, required by the Company's articles or bylaws or required by law or Listing Rules.

      AUDITOR INDEPENDENCE

      o Be directly responsible for the appointment, compensation, retention, termination, and oversight of the work of any outside auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The outside auditors shall report directly to the Committee.

      o Be vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act.

      o Pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Exchange Act and any rules promulgated thereunder. Pre-approval authority may be delegated to a Committee member or a subcommittee, and any such member or subcommittee shall report any decisions to the full Committee at its next scheduled meeting. The Committee shall not approve an engagement of outside auditors to render non-audit services that are prohibited by law or the Listing Rules.

      o Obtain from the outside auditors assurance that they have complied with Section 10A, as amended, of the Exchange Act and the rules promulgated thereunder.

      o Review with the outside auditors, at least annually, the auditors' internal quality control procedures and any material issues raised by the most recent internal quality peer review of the outside auditors.

      INTERNAL CONTROL

      o Review annually the adequacy and quality of the Company's financial and accounting staffing, the need for and scope of internal audit reviews, and the plan, budget and the designations of responsibilities for any internal audit.

      o Review the performance and material findings of internal audit reviews.

      o Review annually with the outside auditors any significant matters regarding the Company's internal controls and procedures over financial reporting that have come to their attention during the conduct of their annual audit, and review whether internal control recommendations made by the auditors have been implemented by management.

      o Review major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of monitoring, controlling and reporting such exposures.

      o Review and evaluate at least annually the Company's policies and procedures for maintaining and investing cash funds and for hedging.

      o Review annually management's report on internal controls and the auditor's attestation regarding management's assessment of internal controls, when and as required by Section 404 of the Sarbanes-Oxley Act.

      o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all supervisory and accounting employees understand their roles and responsibilities with respect to internal controls.

      ANNUAL AND INTERIM FINANCIAL STATEMENTS

      o Review, evaluate and discuss with the outside auditors and management the Company's audited annual financial statements and other information that is to be included in the Company's annual report on Form 10-K, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the results of the outside auditors' audit of the Company's annual financial statement, including the accompanying footnotes and the outside auditors' opinion, and determine whether to recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K for filing with the SEC.

      o Review, evaluate and discuss the nature and extent of any significant changes in U.S. accounting principles or the application of accounting principles.

      o Require the outside auditors to review the Company's interim financial statements, and review and discuss with the outside auditors and management the Company's interim financial statements and other information to be included in the Company's quarterly reports on Form 10-Q, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to filing such reports with the SEC.

      o Review and discuss with the Company's management and outside auditors significant accounting and reporting principles, practices and procedures applied in preparing the financial statements and any major changes to the Company's accounting or reporting principles, practices or procedures, including those required or proposed by professional or regulatory pronouncements and actions, as brought to its attention by management and/or the outside auditors.

      o Review and discuss all critical accounting policies identified to the Committee by management and the outside auditors.

      o Review significant accounting and reporting issues, including recent regulatory announcements and rule changes and U.S. GAAP matters and understand their impact on the financial statements.

      o Discuss alternative treatments of financial information under generally accepted accounting principles, the ramifications of each treatment and the method preferred by the Company's outside auditors.

      o Review the results of any material difficulties, differences or disputes with management encountered by the outside auditors during the course of the audit or reviews and be responsible for overseeing the resolution of such difficulties, differences and disputes.

      o Review the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit.

      o Receive from the outside auditors, review and discuss a formal written statement delineating all relationships between the outside auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the outside auditors, and other applicable standards. The statement shall include a description of all services provided by the outside auditors and the related fees.

            The Committee shall actively discuss any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

      o Review the scope, plan and procedures to be used on the annual audit and receive confirmation from the outside auditors that no limitations have been placed on the scope or nature of their audit scope, plan or procedures.

      RELATED PARTY TRANSACTIONS

      o Review and approve any transaction involving the Company and a related party at least once a year or upon any significant change in the transaction or relationship. For these purposes, a "related party transaction" includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

      EARNINGS PRESS RELEASES

      o Review and discuss with management and the outside auditors prior to release all earnings press releases of the Company, as well as financial information and earnings guidance, if any, provided by the Company to analysts and rating agencies. The Committee may delegate this responsibility to the Chairman of the Committee.

      COMPLIANCE WITH LAW AND REGULATIONS

      o Meet at least annually with management to review compliance with laws and regulations (including insider reporting) in all operating jurisdictions, the effectiveness of the Company's systems for monitoring compliance with laws and regulations and the results of the investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting regularities.

      o Periodically obtain updates from management regarding compliance matters.

      COMPLIANCE WITH CORPORATE BUSINESS CONDUCT OR ETHICS POLICIES

      o Review with management, the outside auditors and legal counsel, as the Committee deems appropriate, actions taken to ensure compliance with any code of ethics or conduct for the Company established by the Board.

      o Review at least annually the Company's code of ethics adopted to comply with Section 406 of the Sarbanes-Oxley Act.

      o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Company's ethics and conduct codes.

                                                                      APPENDIX B


                                 INFINITY, INC.
                             2004 STOCK OPTION PLAN
                                 410,000 SHARES

      This Stock Option Plan was adopted this 16th day of April 2004, by Infinity, Inc., a Colorado corporation, upon the following terms and conditions:

      1. DEFINITIONS. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

            (a)  "BOARD" shall mean the Board of Directors of the Corporation;

            (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended;

            (c) "CONSULTANT" shall mean a person who provides services to the Corporation as an independent contractor;

            (d) "CORPORATION" means Infinity, Inc. and each and all of any present and future subsidiaries;

            (e) "DATE OF GRANT" shall mean, for each participant in the Plan, the date on which the Board approves the specific grant of stock options to that participant;

            (f) "EMPLOYEE" shall be an employee of the Corporation or any subsidiary of the Corporation;

            (g) "GRANTEE" shall mean the recipient of an Incentive Stock Option or a Non-statutory Option under the Plan;

            (h) "INCENTIVE STOCK OPTION" shall refer to a stock option which qualifies under Section 422 of the Code.

            (i) "NON-STATUTORY OPTION" shall mean an option which is not an Incentive Stock Option.

            (j) "SHARES" shall mean the Corporation's common stock, $.0001 par value;

            (k)  "SHAREHOLDERS" shall mean owners of record of any Shares.

      2. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interests of the Corporation and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Corporation. Such stock options will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees an interest in the Corporation parallel to that of the shareholders, thus enhancing their proprietary interest in the Corporation's continued success and progress. This program also will enable the Corporation to attract and retain experienced employees. Second, the Plan will provide the Corporation flexibility and the means to reward directors and consultants who render valuable contributions to the Corporation.

      3. ADMINISTRATION. This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award. The Board has full and exclusive power to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan's administration. The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory Option. Any such determination made by the Board will be final and binding on all persons. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith. The Board has the authority to set up a committee of directors to administer the Plan and to delegate whichever of the above powers it determines.

      4. PARTICIPANTS. Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan. However, only employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Board's designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Board, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth. Subject to the foregoing limitation, a person who has participated in another benefit plan of the Corporation may also participate in this Plan.

      5. KINDS OF BENEFITS. Awards under this Plan, if any, will be granted in options to acquire Shares as described below.

      6. OPTIONS; EXPIRATION; LIMITATIONS. Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in Article 9 or directed by the Board in the grant of the option. Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of

Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation shall, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a shareholder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, such Shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

      Upon the exercise of an option, the Corporation shall deliver to the participant certificates representing authorized but unissued Shares. The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 410,000 shares. This amount automatically will be adjusted in accordance with Article 21 of this Plan. If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this Plan.

      7. OPTION EXERCISE PRICE. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the Date of Grant or the par value thereof whichever is greater. Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its Parent or Subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.

      During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the highest closing bid price in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price and shall be fully protected in doing so.

      8. MAXIMUM OPTION EXERCISE. The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all such plans of the Corporation and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Article 8, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

      9.    EXERCISE OF OPTIONS.

            (a) No stock option granted under this Plan may be exercised before the Grantee's completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Article 9, the Grantee may exercise the option in full or in part at any time until expiration of the option.

            A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

            (b) Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

                 (i) A merger or acquisition in which the Corporation is not the surviving entity;

                 (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                 (iii) Any merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

            (c)  Except as provided in subsections (d), (e) and (f) of this
Article 9, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Corporation, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

            (d) If the employment of a Grantee is terminated by the Corporation for a cause as defined in subsection (i) of this Article 9, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

            (e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

            (f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee's disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock Option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

            (g) With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

            (h) Any stock option granted under the Plan will terminate, as a whole or in part, to the extent that, in accordance with this Article 9, it no longer can be exercised.

            (i) For purposes of this Article 9, "cause" shall mean the following:

                 (1)  Fraud or criminal misconduct;

                 (2)  Gross negligence;

                 (3) Willful or continuing disregard for the safety or soundness of the Corporation;

                 (4) Willful or continuing violation of the published rules of the Corporation.

      10.   EXERCISE OF OPTIONS.

            10.1 NOTICE. Options may be exercised only by delivery to the Corporation of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Board (which need not be the same for each Grantee), stating the number of shares being purchased, the restrictions imposed on the shares, if any, and such representations and agreements regarding Grantee's investment intent and access to information, if any, as may be required by the Corporation to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

            10.2 PAYMENT. Payment for the shares may be made in cash (by check) or, where approved by the Board in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Corporation to the Grantee;
(b) by surrender of shares of common stock of the Corporation having a Fair Market Value equal to the applicable exercise price of the Option that have been owned by Grantee for more than six months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Grantee in the open public market; (c) by waiver of compensation due or accrued to Grantee for services rendered; (d) provided that a public market for the Corporation's stock exists, through a "same day sale" commitment from Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Grantee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Corporation; (e) provided that a public market for the Corporation's stock exists, through a "margin" commitment from Grantee and an NASD Dealer whereby Grantee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Corporation; or
(f) by any combination of the foregoing.

      11. TAXES; COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES. The Corporation, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Corporation may defer making payment on delivery until it is indemnified to its satisfaction for that tax. Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and sate laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Corporation's shares are listed at any time. Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and shares may not be issued under this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

      Specifically, in the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under the Plan may be exercised, and shares may not be issued, until the Corporation has obtained the consent or approval of such Commission.

      In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

      12. ASSIGNABILITY. Each option granted under this Plan is not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the life of the Grantee only by him.

      13. TENURE. A participant's right, if any, to continue to serve the Corporation as an officer, employee or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

      14. AMENDMENT AND TERMINATION OF PLAN. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

            (a) materially increases the benefits accruing to participants under the Plan;

            (b) increases the cumulative number of shares that may be delivered upon the exercise of options granted under the Plan or the aggregate fair market value of options which a participant may exercise in any calendar year;

            (c) materially modifies the eligibility requirements for participation in the Plan; or

            (d)  amends the requirements of paragraphs (a)-(c) of this
Article 14.

      Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

      15. EXPENSES OF PLAN. The expenses of the Plan will be borne by the Corporation.

      16. DURATION OF PLAN. Options may only be granted under this Plan during the ten years immediately following the earlier of the adoption of the Plan or its approval by the Shareholders.

Options granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

      17. OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such option agreements, which are intended to be "Incentive Stock Options" shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "Incentive Stock Option" as defined in Section 422 of the Code.

      18. INDEMNIFICATION OF THE BOARD. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties.

      19. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

      20. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

      21. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occurs, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

      22. NUMBER AND GENDER. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

      23. APPLICABLE LAW. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Colorado.

      24. EFFECTIVE DATE OF PLAN. This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the shareholders of the capital stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.